                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       HEALTHCARE SERVICES GROUP, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                        HEALTHCARE SERVICES GROUP, INC.
                             2643 Huntingdon Pike
                     Huntingdon Valley, Pennsylvania 19006




                             ---------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 May 18, 1998

                            ---------------------

To the Shareholders of
 HEALTHCARE SERVICES GROUP, INC.


     NOTICE IS HEREBY GIVEN that an Annual Meeting of shareholders of Healthcare Services Group, Inc. (the "Company") will be held at the Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May 18, 1998, at 10:00 A.M., for the following purposes:

       1. To elect eight directors;

       2. To approve and ratify the selection of Grant Thornton LLP as the independent public accountants of the Company for its current fiscal year ending December 31, 1998; and

       3. To consider and act upon such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on April 10, 1998 will be entitled to vote at the Annual Meeting.

     Please sign and promptly mail the enclosed proxy, whether or not you expect to attend the Meeting, in order that your shares may be voted for you. A return envelope is provided for your convenience.


                      By Order of the Board of Directors


                              DANIEL P. MCCARTNEY
                           Chairman of the Board and
                            Chief Executive Officer



Dated: Huntingdon Valley, Pennsylvania
       April 10, 1998

                        HEALTHCARE SERVICES GROUP, INC.
                             2643 Huntingdon Pike
                     Huntingdon Valley, Pennsylvania 19006

                             ---------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 May 18, 1998

                            ---------------------

     This Proxy Statement is furnished to the Shareholders of Healthcare Services Group, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May 18, 1998 at 10:00 A.M. At the Annual Meeting the shareholders will consider the following proposals: (1) to elect eight directors; (2) to approve and ratify the selection of Grant Thornton LLP as the independent public accountants of the Company for its current fiscal year ending December 31, 1998; and (3) to consider and act upon such other business as may properly come before the Annual Meeting.

     This Proxy Statement is being mailed to shareholders on or about April 10, 1998.


                           PROXIES; VOTING SECURITIES

     Only holders of Common Stock, $.01 par value of the Company (the "Common Stock") of record at the close of business on April 10, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 7,450,963 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

     All shares that are represented by properly executed proxies received prior to or at the meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated with respect to any shares for which properly executed proxies are received, such proxies will be voted FOR each of the proposals. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power), if applicable, will be treated as shares that are present but which have not been voted.

     A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

     All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitation will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone, telegraph or in person, without additional compensation, except for reimbursement of out-of-pocket expenses.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, eight directors of the Company are to be elected, each to hold office for a term of one year. Unless authority is specifically withheld, management proxies will be voted FOR the election of the nominees named below to serve as directors until the next annual meeting of shareholders and until their successors have been chosen and qualify. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees. If a quorum is present, the candidate or candidates receiving the highest number of votes will be elected directors. Brokers that do not receive instructions are entitled to vote for the election of directors.

     The nominees are as follows:


                             Name, Age, Principal Occupations
                            for the past five years and Current                                    Director
                           Public Directorships or Trusteeships                                     Since
                           -------------------------------------                                    ------
Daniel P. McCartney, 46, Chief Executive Officer and Chairman of the Board since 1977 .........      1977

W. Thacher Longstreth, 77, elected to the Philadelphia City Council in 1983; Vice Chairman of
  Packard Press, a printing firm since July 1988; Director of Tasty Baking Company,  Delaware
  Management Company, Keystone Insurance Company and Micro League Multimedia, Inc. ............      1983(1)

Barton D. Weisman, 70, President and Chief Operating Officer of H.B.A. Corporation and H.B.A.
  Management, Inc., Florida based companies which own and/or manage nursing homes, for more
  than five years .............................................................................      1983(2)

Joseph F. McCartney, 43, Regional Vice President of the Company for more than five years; brother
  of Daniel P. McCartney ......................................................................      1983

Robert L. Frome, Esq., 60, Member of the law firm of Olshan Grundman Frome & Rosenzweig LLP
  for more than five years; Director of NuCo2, Inc. ...........................................      1983

Thomas A. Cook, 52, President and Chief Operating Officer of the Company since July 1993;
  Executive Vice President and Chief Financial Officer of the Company for more than five years.      1987

Robert J. Moss, Esq., 60, American Express Company since 1996; John Hancock Mutual Life Insur-
  ance Company since July 1992; and Member of Karr-Barth Associates, Inc., a financial services
  firm from November 1990 to June 1992 ........................................................      1992(2)

John M. Briggs, CPA, 47, Partner of the certified public accounting firm of Briggs, Bunting &
  Dougherty, LLP ..............................................................................      1993(1)(2)

------------
(1) Member of Stock Option Committee.
(2) Member of Audit Committee.

     The Directors recommend a vote FOR the nominees.

                       BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met four times during the 1997 fiscal year. During 1997, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was director.

     The Board of Directors has established audit and stock option committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 1997 are described below:

       AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and quarterly reviews and evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and evaluates all public financial reporting documents of the Company. Messrs. Robert J. Moss, Barton D. Weisman and John M. Briggs currently are members of the Audit Committee. The Audit Committee met once during 1997.

       STOCK OPTION COMMITTEE. The Stock Option Committee (composed of non-employee directors) administers the Company's Employee Plans, the 1996 Non-Employee Directors' Plan, amended and restated as of October 28, 1997, and a 1995 Directors' Plan which was terminated. With respect to the Employee Plans, the Stock Option Committee has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be granted. Mr. John M. Briggs and Mr. W. Thacher Longstreth comprise the Stock Option Committee. The Stock Option Committee met three times during 1997.

     The Company does not have a nominating, executive or compensation committee. The functions customarily attributable to these committees are performed by the Board of Directors as a whole.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP


     The following table sets forth information as of April 10, 1998, regarding the beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding shares of Common Stock, each director of the Company, the Company's executive officers as defined in Item 402(a)(3) of Regulation S-K) and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

                                                                            Amount and
                                                                             Nature of          Percent
                                                                            Beneficial            of
Name and Beneficial Owner or Group (1)                                       Ownership           Class
--------------------------------------                                       ---------           -----
Daniel P. McCartney ..............................................         1,023,106(2)         13.5%
State of Wisconsin Investment Board ..............................           700,000(3)          9.4%
Wellington Management Company, LLP ...............................           688,500(4)          9.3%
Rockefeller & Co., Inc. ..........................................           552,632(5)          7.4%
Dimensional Fund Advisors Inc. ...................................           509,172(6)          6.8%
Franklin Resources, Inc. .........................................           478,050(7)          6.4%
Lord, Abbett & Co. ...............................................           420,900(8)          5.7%
Thomas A. Cook ...................................................           192,000(9)          2.5%
Robert J. Moss ...................................................            16,990(10)         (19)
Robert L. Frome ..................................................            60,740(11)         (19)
Joseph F. McCartney ..............................................            60,000(12)         (19)
W. Thacher Longstreth ............................................            42,143(13)         (19)
Barton D. Weisman ................................................            80,090(14)         (19)
John M. Briggs ...................................................            26,990(15)         (19)
Brian M. Waters ..................................................            51,000(16)         (19)
James L. DiStefano ...............................................             9,500(17)         (19)
Directors and Executive Officers as a group (10 persons) .........         1,562,559(18)        19.4%

------------
 (1) The address of Daniel P. McCartney is 2643 Huntingdon Pike, Huntingdon Valley, PA 19006. The address of State of Wisconsin Investment Board is P.O. Box 7842, Madison, WI 53707. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109. The address of Rockefeller & Co., Inc. is 30 Rockefeller Plaza, New York, NY 10112. The address of Dimensional Fund Advisors Inc. ("Dimensional") is 1299 Ocean Avenue, Santa Monica, CA 90401. The address of Franklin Resources, Inc. is 777 Mariners Island Blvd., San Mateo, CA 94403. The address of Lord Abbett & Co. is 767 Fifth Avenue, New York, NY 10153.

 (2) Includes incentive stock options to purchase 54,983 shares and nonqualified stock options to purchase 85,017 shares, all currently exercisable. Mr. McCartney may be deemed to be a "parent" of and deemed to control the Company, as such terms are defined for purposes of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of his position as founder, director, Chief Executive Officer and principal shareholder of the Company. Daniel P. McCartney is the brother of Joseph
     F. McCartney.

 (3) According to a Schedule 13G filed by State of Wisconsin Investment Board, dated January 20, 1998, it has sole voting power and dispositive power with respect to the 700,000 shares.

 (4) According to a Schedule 13G filed by Wellington Management Company, LLP, dated January 24, 1998, it has shared dispositive power with respect to 688,500 shares (of which it has sole voting power with respect to 182,000 shares and shared voting power with respect to 506,500 shares).

 (5) According to a Schedule 13G filed by Rockefeller & Co., Inc., dated February 12, 1998, it has sole voting and dispositive power with respect to the 552,632 shares.

 (6) According to a Schedule 13G filed by Dimensional, dated February 9, 1998, Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 509,172 shares of the Company's Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

 (7) According to a Schedule 13G filed by Franklin Resources, Inc., dated February 12, 1997, it has sole voting power and dispositive power with respect to the 478,050 shares.

 (8) According to a Schedule 13G filed by Lord Abbett & Co., dated February 13, 1998, it has sole voting power and dispositive power with respect to the 420,900 shares.

 (9) Represents incentive stock options to purchase 69,850 shares and nonqualified stock options to purchase 122,150 shares, all currently exercisable.

(10) Represents nonqualified stock options to purchase 16,990 shares, all currently exercisable.

(11) Includes nonqualified stock options to purchase 26,990 shares, all currently exercisable.

(12) Represents incentive stock options to purchase 23,000 shares and nonqualified options to purchase 37,000 shares, all currently exercisable.

(13) Includes nonqualified stock options to purchase 41,990 shares, all currently exercisable.

(14) Includes nonqualified stock options to purchase 38,990 shares, all currently exercisable. Excludes 7,250 shares held by Mr. Weisman's wife, as to which shares he disclaims beneficial ownership, includes 8,000 shares held as tenants by the entirety with Mr. Weisman's wife.

(15) Includes nonqualified stock options to purchase 14,990 shares, all currently exercisable.

(16) Represents incentive stock options to purchase 49,695 shares, and nonqualified options to purchase 1,305 shares, all currently exercisable.

(17) Represents incentive stock options to purchase 9,500 shares, all currently exercisable.

(18) Includes 592,450 shares underlying options granted to said group of persons. All options are currently exercisable.

(19) Less than 1% of the outstanding shares.

Directors' Fees

     The Company paid each director who is not an employee of the Company $500 for each regular meeting of the Board of Directors attended. Mr. Frome bills the Company at his customary rates for time spent on behalf of the Company (whether as a director or in the performance of legal services for the Company) and is reimbursed for expenses incurred in attending directors' meetings. The Company also granted options to non-employee directors to purchase an aggregate of 24,950 shares of Common Stock during the year ended December 31, 1997 pursuant to the 1996 Non-Employee Directors' Plan, amended and restated as of October 28, 1997.

                            MANAGEMENT COMPENSATION
Summary Compensation Table

     The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the four highest paid executive officers whose total salary and bonus exceeded $100,000 in 1997 (the "Named Executive Officers").


                                                                                   Long Term Compensation
                                                                            ------------------------------------
                                                                                     Awards             Payouts
                                                                            -------------------------  ---------
                                              Annual Compensation                          Securities
                                      ------------------------------------   Restricted    Underlying
    Name and Principal       Fiscal                          Other Annual       Stock       Options/      LTIP      All Other
         Position             Year       Salary     Bonus    Compensation      Awards       SARs (1)    Payouts    Compensation
--------------------------  --------  -----------  -------  --------------  ------------  -----------  ---------  -------------
Daniel P. McCartney,         1997      $444,372      0          $25,355          0           25,000       0             0
 Chairman of the             1996       411,687      0           13,311          0           25,000       0             0
 Board and Chief             1995       426,083      0           13,956          0           40,000       0             0
 Executive Officer
Thomas A. Cook,              1997      $444,372      0          $83,289          0           25,000       0             0
 President, Chief            1996       411,687      0            1,500          0           50,000       0             0
 Operating Officer           1995       426,083      0           27,258          0                0       0             0
 and Director
Brian M. Waters              1997      $152,092      0          $26,825          0           10,000       0             0
 Vice President --           1996       139,186      0            8,700          0           20,000       0             0
 Operations                  1995       130,391      0            8,700          0                0       0             0
Joseph F. McCartney          1997      $ 94,666      0          $90,850          0            8,000       0             0
 Regional Vice               1996        98,889      0           11,100          0           16,000       0             0
 President and               1995       106,879      0           14,913          0                0       0             0
 Director
James L. DiStefano           1997      $106,995      0                0          0            3,000       0             0
 Chief Financial Officer     1996       103,393      0                0          0            2,000       0             0
 and Treasurer               1995        99,890      0                0          0            2,000       0             0

------------
(1) Options to acquire shares of Common Stock. The Company has not awarded any SAR's (Stock Appreciation Rights) as it is not currently authorized to do so under the Employee Plans.

Option Grants During 1997 Fiscal Year


     The following table provides information related to options to purchase Common Stock granted to the Named Executive Officers during fiscal 1997.


                                                                                                            Potential
                                                                                                        Realizable Value
                                                                                                           at Assumed
                                                                                                         Annual Rates of
                                                                                                           Stock Price
                                                                                                        Appreciation for
                                    Individual Grants                                                    Option Term (1)
-----------------------------------------------------------------------------------------------------------------------------
                                              % of Total
                                                Options
                                 Options      Granted to         Exercise
                                 Granted     Employees in          Price
             Name                (#) (2)      Fiscal Year       ($/Sh) (2)       Expiration Date         5%           10%
-----------------------------   ---------   --------------   ----------------   -----------------   -----------   -----------
Daniel P. McCartney .........    25,000          15.31%        $12.650(3)       Aug. 21, 2007       $152,057      $429,451
Thomas A. Cook ..............    25,000          15.31%        $11.500(4)       Aug. 21, 2007       $180,807      $458,201
Brian M. Waters .............    10,000           6.12%        $11.500(4)       Aug. 21, 2007       $ 72,323      $183,280
Joseph F. McCartney .........     8,000            4.9%        $11.500(4)       Aug. 21, 2007       $ 57,858      $146,624
James L. DiStefano ..........     3,000           1.84%        $11.500(4)       Aug. 21, 2007       $ 21,697      $ 54,984

------------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or differences in vesting periods. Regardless of the theoretical value of an option, its ultimate value will depend on the market value of the Common Stock at a future date, and that value will depend on a variety of factors, including the overall condition of the stock market and the Company's results of operations and financial condition. There can be no assurance that the values reflected in this table will be achieved.
(2) The option exercise price may be paid in shares of Common Stock owned by the executive, in cash, or a combination of any of the foregoing, as determined by the Stock Option Committee.
(3) The exercise price was 110% of the fair market value of the Common Stock on the date of grant.
(4) The exercise price was the market value (i.e., closing market price) of the Common Stock on the date of grant.

Aggregated Option Exercises During 1997 Fiscal Year and Fiscal Year End Option Values

     The following table provides information related to aggregated options exercised by the Named Executive Officers during the 1997 fiscal year and the number and value of options held at fiscal year end. (The Company does not have any outstanding stock appreciation rights.)



                                                                  Number of Securities              Value of Unexercised
                                     Shares                      Underlying Unexercised             In-the-Money Options
                                    Acquired       Value          Options at FY-End (#)              at FY-End ($) (1)
                                    on Exer-     Realized    -------------------------------   ------------------------------
              Name                  cise (#)      ($) (3)     Exercisable     Unexercisable     Exercisable     Unexercisable
--------------------------------   ----------   ----------
Daniel P. McCartney(2) .........     15,000      $34,894        140,000            0              $240,875           $0
Thomas A. Cook(3) ..............     25,000       81,250        192,000            0               373,250            0
Brian M. Waters(4) .............      5,000       18,125         51,000            0               126,875            0
Joseph F. McCartney(5) .........     13,000       42,250         60,000            0               175,125            0
James L. DiStefano .............         --           --          9,500            0                24,125            0

------------
(1) The closing price of the Common Stock as reported by the Nasdaq National Market System on December 31, 1997 was $12.625. Value is calculated on the basis of the difference between the option exercise price and $12.625 multiplied by the number of shares of Common Stock underlying the option.
(2) The options exercised by Mr. Daniel McCartney were held by him for five years.
(3) The options exercised by Mr. Cook were held by him for five years.
(4) The options exercised by Mr. Waters were held by him for five years.
(5) The options exercised by Mr. Joseph McCartney were held by him for five years.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the total cumulative return (assuming dividends are reinvested) on the Common Stock during the five fiscal years ended December 31, 1997 with the cumulative total return on the S&P 500 Index and the S&P Healthcare Industry -- Miscellaneous Services Group Index.

                        Total Return To Shareholder's
                        (Dividends reinvested monthly)

                           ANNUAL RETURN PERCENTAGE
                                 Years Ending

Company / Index                     Dec93     Dec94    Dec95    Dec96    Dec97
===============================================================================
HEALTHCARE SERVICES GROUP           17.50     14.89   -30.56      6.67    26.25
HEALTH CARE (SPEC SVC)-500         -38.97    -35.71    37.49      4.54    25.66
S&P 500 INDEX                       10.08      1.32    37.58     22.96    33.36


                                       INDEX RETURNS
                             Base      Years Ending
                             Period
Company / Index              Dec92  Dec93     Dec94    Dec95    Dec96    Dec97
===============================================================================
HEALTHCARE SERVICES GROUP    100    117.50    135.00    93.75   100.00   126.25
HEALTH CARE (SPEC SVC)-500   100     61.03     39.24    53.95    56.40    70.87
S&P 500 INDEX                100    110.08    111.53   153.45   188.68   251.63

                          TOTAL SHAREHOLDER RETURNS

  275--------------------------------------------------------------------------


  250-------------------------------------------------------------------------$


  225--------------------------------------------------------------------------


  200--------------------------------------------------------------------------

D                                                           $
o 175--------------------------------------------------------------------------
l
l
a 150-----------------------------------------$--------------------------------
r
s                              #                                              #
  125--------------------------------------------------------------------------
                 #
                 $             $
  100#*$----------------------------------------------------#------------------
                                              #

   75--------------------------------------------------------------------------
                *
                                                            *                 *
   50------------------------------------------*-------------------------------
                               *

   25--------------------------------------------------------------------------


    0--------------------------------------------------------------------------
   Dec92         Dec93         Dec94         Dec95         Dec96         Dec97

                                 Years Ending

# = HEALTHCARE SERVICES GROUP  * = HEALTH CARE (SPEC SVC)-500  $ = S&P 500 INDEX

Report of the Board of Directors on Executive Compensation

     The compensation of the Chief Executive Officer of the Company is determined by the Board of Directors. The Board's determinations regarding such compensation are based on a number of factors including, in order of importance:


       o Consideration of the operating and financial performance of the Company, primarily its income before income taxes during the preceding fiscal year, as compared with prior operating periods;


       o Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and


       o Consideration of the individual's overall contribution to the Company.



     Compensation for Company executive officers (referred to in the summary compensation table) other than the Chief Executive Officer is determined based upon the recommendation of the Chief Executive Officer, taking into account the same factors considered by the Board in determining the Chief Executive Officer's compensation as described above. Except as set forth below, the Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended ("the Internal Revenue Code"), since the Company has not and does not currently anticipate paying compensation in excess of $1 million per annum to any employee. Under the 1995 Incentive and Non-Qualified Stock Option Plan, as amended, no recipient of options may be granted options to purchase more than 125,000 shares of Common Stock. Therefore, compensation received as a result of options granted under the 1995 Incentive and Non-Qualified Stock Option Plan qualify as "performance-based" for purposes of Section 162(m) of the Internal Revenue Code.

     The Company applies a consistent approach to compensation for all employees, including senior management. This approach is based on the belief that the achievements of the Company result from the coordinated efforts of all employees working toward common objectives.

     Mr. Daniel P. McCartney and Mr. Cook each received annual base salaries of $100,000 and an additional 3% of the income from operations before income taxes of the Company attributable to the fiscal year immediately preceding the year for which his annual salary is calculated.

                             The Board of Directors

                             Daniel P. McCartney (Chairman)
                             W. Thacher Longstreth
                             Barton D. Weisman
                             Joseph F. McCartney
                             Robert L. Frome
                             Thomas A. Cook
                             Robert J. Moss
                             John M. Briggs

     Messrs. Daniel P. McCartney, Thomas A. Cook and Joseph F. McCartney did not serve as directors, executive officers or members of the Compensation Committee of any other entity during the fiscal year ended December 31, 1997 and currently do not serve in such capacities.

Interlocks and Insider Participation and Other Matters

     Mr. Barton D. Weisman, a director of the Company, has an ownership interest in ten nursing homes that have entered into service agreements with the Company. During the year ended December 31, 1997, these agreements resulted in gross revenues of approximately $2,957,000 to the Company.

     The Company leases 6,600 square feet of its corporate offices at 2643 Huntingdon Pike, Huntingdon Valley, Pennsylvania from a general partnership in which Daniel P. McCartney is a general partner. The term of the lease commenced on April 1, 1987 and ends on March 31, 2001. Minimum annual rent is $88,620 payable monthly.

     Management believes that the terms of each of the transactions with the nursing homes described herein are comparable to those available to unaffiliated third parties. The remaining transaction was deemed fair and reasonable and approved as being in the best interests of the Company, by the disinterested directors.

     Mr. Robert L. Frome, a director of the Company, is a member of the law firm of Olshan Grundman Frome & Rosenzweig LLP, which law firm has been retained by the Company during the last fiscal year. Fees received from the Company by such firm during the last fiscal year did not exceed 5% of such firm's or the Company's revenues.

                                PROPOSAL NO. 2

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Grant Thornton LLP was selected by the Audit Committee of the Board of Directors as the independent public accountants of the Company for the year ended December 31, 1998. Said firm has no other relationship to the Company. The Board of Directors recommends the ratification of the selection of the firm of Grant Thornton LLP to serve as the independent public accountants of the Company for the year ending December 31, 1998. A representative of Grant Thornton LLP, which has served as the Company's independent public accountants since December 1992, will be present at the forthcoming shareholders' meeting with the opportunity to make a statement if he so desires and such representative will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote. However, brokers that do not receive instructions on this proposal are entitled to vote for the selection of the independent public accountants.

                                 OTHER MATTERS

     So far as is now known, there is no business other than that described above to be presented for action by the shareholders at the meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the meeting, or any adjournment thereof, in accordance with the discretion of the persons named therein.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

     To the extent permitted by law, any shareholder proposal intended for presentation at next year's annual shareholders' meeting must be received in proper form at the Company's principal office no later than December 30, 1998.

                                 ANNUAL REPORT

     The 1997 Annual Report to Shareholders, including financial statements, is being mailed herewith. If you do not receive your copy please advise the Company and another will be sent to you.


                                By Order of the Board of Directors,


                                        DANIEL P. MCCARTNEY
                                           Chairman and
                                      Chief Executive Officer


Dated: Huntingdon Valley, Pennsylvania
     April 10, 1998

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of record on the record date upon written request addressed to: Secretary, Healthcare Services Group, Inc., 2643 Huntingdon Pike, Huntingdon Valley, Pennsylvania 19006.

/X/ Please mark your
    votes as in this
    example.


                 FOR  WITHHELD   Nominees: Daniel P. McCartney; W.                                              FOR  AGAINST ABSTAIN
1. Election of   / /   / /                 Thacher Longstreth; Barton       2. To approve and ratify the         / /    / /     / /
   Directors                               D. Weisman; Joseph F.               selection of Grant Thornton
                                           McCartney; Robert L. Frome          LLP as independent accountants
                                           Thomas A. Cook; Robert J. Moss;     of the Company as
                                           and John M. Briggs; and in          described in Proxy Statement.
                                           accordance with proxy Statement
FOR all nominees listed on       (Instruction: To withhold authority to vote for
the right (except as             any individual nominee, print that nominee's
marked to the contrary           name on the space provided at left.)
below)

-------------------------



SIGNATURE(S)                                               DATE
            ----------------------------------------------     ----------------
NOTE: Please sign exactly as your name or names appear hereon. When signing as
      Executor, Administrator, Trustee, Corporate Officer Attorney, Agent or
      Guardian, etc; please add your full title to your signature. No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States. Please date, sign and return this proxy in the enclosed envelope.

                     HEALTHCARE SERVICES GROUP, INC.                      PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Annual Meeting of Shareholders to be held at The Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, PA, 19047 on May 18, 1998 at 10:00 A.M.

     The undersigned, revoking all previous proxies, hereby appoints Daniel P. McCartney and Thomas A. Cook, or either of them, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock of HEALTHCARE SERVICES GROUP, INC. owned by the undersigned at the Annual Meeting of Shareholders of said Corporation to be held at the time and place set forth above, and at any adjournment thereof, in the transaction of such business as may properly come before the meeting or any adjournment thereof, all as more fully described in the Proxy Statement, and particularly to vote as designated below.
     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF NO DIRECTION IS MADE THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS AND THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS, ALL AS RECOMMENDED IN THE PROXY STATEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY ON ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

                         (To be Signed on Reverse Side)